 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2021
The Pennant Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38900	83-3349931

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1675 E Riverside Drive, Suite 150,
Eagle, ID 83616

(Address of principal executive offices and Zip Code)
Registrant's telephone number, including area code: (208) 506-6100
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PNTG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2021, the Board of Directors (the “Board”) of The Pennant Group, Inc. (the “Company”), upon the recommendation of the Nominating and Governance Committee (the “Nominating Committee”) of the Board, appointed Barry M. Smith to serve on the Board of the Company effective April 1, 2021. From 2013 until 2019, Mr. Smith served as Chairman and Chief Executive Officer of Magellan Health, Inc., a provider of behavioral health services and a leading national provider of radiology benefit management services, specialty pharmacy and prescription benefit management services. He founded and served as Chairman, President and Chief Executive Officer of VistaCare, Inc., a national provider of hospice services, from 1996 to 2002, and he served as Chairman of VistaCare in 2003. From 1990 through 1995, Mr. Smith served as Chairman and Chief Executive Officer of Value Rx, Inc., which was then one of the country’s largest pharmacy benefit management companies and, prior to that, served as vice president of operations for PCS Health Systems, also a pharmacy benefit management firm.

Mr. Smith was appointed as a Class II director to serve on the Board until the Company’s Annual Meeting of Stockholders in 2021. In connection with the appointment of Mr. Smith, the Board increased the size of the Board to eight directors. The Board has determined that Mr. Smith is independent under applicable rules of the Nasdaq Stock Market, resulting in six of the Board’s eight directors being independent. The Board has appointed Mr. Smith to serve on the Quality Assurance and Compliance Committee and Nominating and Corporate Governance Committee. There are no arrangements or understandings between Mr. Smith and any other person pursuant to which such director was appointed to serve on the Board. Additionally, Mr. Smith does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Smith will receive compensation for his service as a director in accordance with the Company’s standard compensation program for non-employee directors, which is summarized in our the Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission (the “SEC”) on April 14, 2020. In accordance with the Company’s customary practice and Delaware law, the Company will also enter into its standard form of indemnity agreement with Mr. Smith, which agreement is filed as Exhibit 10.11 to Amendment No. 2 to the Registration Statement on Form 10 filed with the SEC on August 19, 2019.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2021	THE PENNANT GROUP, INC.
	By:	/s/ JENNIFER L. FREEMAN
Jennifer L. Freeman
Chief Financial Officer